UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

TECHMEDIA ADVERTISING, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 000-52945

Nevada	98-0540833
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

c/o 62 Upper Cross Street, #04-01
Singapore  058353
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-65-65323001

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2010, TechMedia Advertising, Inc. (the “Company”) entered into a settlement of debt letter agreement (the “Settlement Agreement”) with Ternes Capital Ltd. (“Ternes”), an affiliate and shareholder of the Company, whereby Ternes has agreed to settle the $300,000 loan that was provided by Ternes to the Company in accordance with the Amended Loan Agreement entered into between the parties on August 4, 2010 with an effective date of July 29, 2010 (the “Loan”), without the payment of any interest on such Loan in exchange for the payment of $300,000 from the Company to Ternes, or its nominee as instructed by Ternes, on or before November 30, 2010.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

On November 19, 2010, the Company entered into a loan agreement (the “Loan Agreement”), having an effective date of November 15, 2010, with Johnny Lian Tian Yong (“Lian”), an affiliate and shareholder of the Company, whereby Lian has agreed to lend the Company the principal sum of three hundred thousand ($300,000) dollars (the “Loan”) for a period of six (6) months from the date of execution of the Loan Agreement, which Loan will be non-interest bearing, and which funds are to be used for the Settlement Agreement between the Company and Ternes.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is attached hereto as Exhibit 10.2, and which is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 10, 2010, our board of directors concluded that the Company’s unaudited consolidated interim financial statements for the periods ended October 31, 2009, January 31, 2010 and April 30, 2010 (the “Financial Statements”) should be restated as a result of material misstatements in the Financial Statements. The determination to restate the Financial Statements was made in connection with management’s assessment of accounting errors it discovered in connection with the preparation of our audited consolidated financial statements for the period ended July 31, 2010. The errors and consequent restatement described below involve non-cash accounting entries relating to stock-based compensation issued to certain employees and non-employees. Our assessment of the identified accounting errors will result in the following adjustments to the previously reported periods:

1.
During the three-month period ended October 31, 2009, the Company recorded stock-based compensation relating to stock options issued to employees and non-employees at a value of $2.22 per common share underlying each stock option when the fair market value of such underlying shares should have been valued at $1.00 per share resulting in an overstated expense of $343,022 during this period. As a result of the restatement, the stock based compensation expense on the consolidated statement of operations and comprehensive loss will decrease by $343,022, which will correspondingly result in a decrease in the loss for the period of the same amount.

2.
During the six-month period ended January 31, 2010, the Company recorded stock-based compensation relating to stock options issued to employees and non-employees at a value of $2.22 per common share underlying each stock option when the fair market value of such underlying shares should have been valued at $1.00 per share resulting in an overstated expense of $686,044 during this period. As a result of the restatement, the stock based compensation expense on the consolidated statement of operations and comprehensive loss will decrease by $686,044, which will correspondingly result in a decrease in the loss for the period of the same amount.

3.
During the nine-month period ended April 30, 2010, the Company recorded stock-based compensation relating to stock options issued to employees and non-employees at a value of $2.22 per common share underlying each stock option when the fair market value of such underlying shares should have been valued at $1.00 per share resulting in an overstated expense of $1,351,938 during this period. As a result of the restatement, the stock based compensation expense on the consolidated statement of operations and comprehensive loss will decrease by $1,351,938, which will correspondingly result in a decrease in the loss for the period of the same amount.

Consequently, we intend to amend the Financial Statements for the relevant periods to reflect the correct amount booked for stock compensation and intend to amend the relevant balance sheets, statements of operations and statements of cash flows accordingly to correctly present these revised calculations. We intend to file these amendments as an amendment to the periodic reports on Form 10-Q as originally filed on December 15, 2009, March 18, 2010 and June 14, 2010.

Our management has discussed the matters described in this Item 4.02 with members of our board of directors and our independent registered public accounting firm, Rothstein Kass.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Settlement of Debt Letter Agreement between Ternes Capital Ltd. and TechMedia Advertising, Inc., dated November 19, 2010.

10.2	Loan Agreement between TechMedia Advertising, Inc. and Johnny Lian Tian Yong, dated November 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2010

TECHMEDIA ADVERTISING, INC.

By:	/s/ Johnny Lian Tian Yong
Name:	Johnny Lian Tian Yong
Title:	President and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
10.1	Settlement of Debt Letter Agreement between Ternes Capital Ltd. and TechMedia Advertising, Inc., dated November 19, 2010.	6
10.2	Loan Agreement between TechMedia Advertising, Inc. and Johnny Lian Tian Yong, dated November 19, 2010.	7